UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: June 1, 2014

FIRSTBANK CORPORATION

(Exact Name of Registrant as Specified in Charter)

Michigan	000-14209	38-2633910
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

311 Woodworth Avenue Alma, Michigan	48801
(Address of principal executive office)	(Zip Code)

Registrant's telephone number, including area code: (989) 463-3131

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b)).
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 2.01     Completion of Acquisition or Disposition of Assets.

On June 1, 2014, Firstbank Corporation (the "Company") completed the previously-announced merger contemplated by the Agreement and Plan of Merger dated August 14, 2013 (the "Merger Agreement") between the Company and Mercantile Bank Corporation ("Mercantile"). Pursuant to the terms of the Merger Agreement, the Company has merged with and into Mercantile (the "Merger"), with Mercantile as the surviving corporation. Each outstanding share of the common stock of the Company has been converted into the right to receive 1.00 share of Mercantile's common stock, with cash paid in lieu of fractional shares.

Pursuant to the Merger Agreement, Mercantile will issue approximately 8,088,000 shares of Mercantile's common stock to holders of the Company's common stock.

Following completion of the Merger, the Company's common stock ceased trading on the NASDAQ Stock Market ("NASDAQ"). Mercantile's common stock will continue to trade on the NASDAQ under the symbol "MBWM."

The foregoing description of the Merger Agreement and the Merger is not complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which was attached as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on August 15, 2013, and is incorporated herein by reference.

Item 3.01     Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the consummation of the Merger, after trading hours on May 30, 2014 Firstbank requested that the NASDAQ file a notification on Form 25 with the SEC to request the removal of the Company's common stock from listing on the NASDAQ and from registration under Section 12(b) of the Securities Exchange Act of 1934 (the “Exchange Act”). The Company intends to file with the SEC a certification on Form 15 requesting the suspension of Firstbank Corporation's reporting obligations under Sections 13 and 15(d) of the Exchange Act.

Item 3.03     Material Modification to Rights of Security Holders.

At the effective time of the Merger (the “Effective Time”), each outstanding share of the Company common stock was converted into the right to receive 1.00 shares of Mercantile common stock, with cash paid in lieu of fractional shares. At the Effective Time, each share of restricted stock of the Company vested. At the Effective Time, each outstanding option to purchase shares of the Company common stock, whether or not vested or exercisable, was assumed by Mercantile and converted into an option to purchase shares of Mercantile common stock subject to the same terms and conditions as were applicable to such Company option.

The foregoing description of the Merger Agreement and the Merger is not complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which was attached as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on August 15, 2013, and is incorporated herein by reference.

Item 5.01     Changes in Control of Registrant.

The disclosure set forth in the Item 2.01 is incorporated herein by reference.

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Board of Directors

In accordance with the Merger Agreement, the Company was entitled to designate three of its existing directors to serve on the Board of Directors of Mercantile as of the Effective Time. The Company Board of Directors selected Thomas R. Sullivan, Edward B. Grant and Jeff A. Gardner to serve on the Board of Directors of Mercantile as of the Effective Time.

At the Effective Time, the Company's directors ceased serving in such capacities. As of the Effective Time, Thomas R. Sullivan, Edward B. Grant and Jeff A. Gardner were appointed to the Mercantile Board of Directors in accordance with the Merger Agreement. None of the other members of the Company Board of Directors will serve as a director of Mercantile.

Executive Officers

In accordance with the Merger Agreement, as of the Effective Time, Thomas R. Sullivan was appointed by the Mercantile Board of Directors to serve as Chairman of Mercantile's Board of Directors for a term of one year following the Effective Time. Mr. Sullivan previously served as the Company's President and Chief Executive Officer.

In accordance with the Merger Agreement, as of the Effective Time, Samuel G. Stone was appointed by the Mercantile Board of Directors as Mercantile's Executive Vice President – Corporate Finance and Strategic Planning. Mr. Stone previously served as the Company's Executive Vice President and Chief Financial Officer.

At the Effective Time, the Company's executive officers ceased serving in such capacities. As of the Effective Time, Thomas R. Sullivan and Samuel G. Stone were appointed as executive officers of Mercantile in accordance with the Merger Agreement.

Item 9.01     Financial Statements and Exhibits.

(d)	Exhibits:

	2.1	Agreement and Plan of Merger dated August 14, 2013. Previously filed as Exhibit 2.1 to Firstbank Corporation's Form 8-K filed on August 15, 2013 and incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: June 2, 2014	FIRSTBANK CORPORATION (Registrant)

	By:	/s/ Samuel G. Stone
Samuel G. Stone
Executive Vice President and
Chief Financial Officer